Thermodynetics' Shareholders Approve Reincorporation in Nevada and Elect Directors

WINDSOR, CT -- 10/28/2008 -- Thermodynetics, Inc. (OTCBB: TDYT)

At the Thermodynetics Annual Meeting of Shareholders, the shareholders approved the company's reincorporation in the State of Nevada and reelected the directors John F. Ferraro, John H. Hughes, Robert A. Lerman and Fred H. Samuelson to serve for another year.

Mr. Lerman, the Company's President and CEO, also announced that the newly formed UK company, Tower Acquisitions Limited, was in the process of applying for listing on the PLUS market in London. Tower is acquiring a small corporate finance company, has made a bid for a UK located manufacturing company and additional acquisitions are being evaluated. Thermodynetics, upon the completion of the acquisition, will be a 25% owner of Tower, as will be Mr. Lerman, which ownership percentages would be reduced as additional shares are sold to finance future acquisitions. Mr. Lerman was elected Chairman of Tower at a meeting in London in September.

It is anticipated that Tower will acquire other companies and once it is listed on PLUS, will make announcements as to its activities. Tower will also be assisting other companies seeking capital and expects that fees will be earned for such assignments.

TDYT has entered into a contingent purchase and sale agreement regarding its real property. The buyer is currently pursuing its due diligence activities. A closing, if it occurs, is anticipated before the end of December.

ABOUT THERMODYNETICS

Through its Turbotec Products, Plc subsidiary, Thermodynetics manufactures high performance, high quality heat exchangers, heat transfer tubing and fabricated metal components. Turbotec is quoted on the AIM market in London under the symbol TRBO, while Thermodynetics is quoted on the OTC Bulletin Board under the symbol TDYT. Thermodynetics also owns a nominal interest in a private Belgium company that is engaged in the nutraceutical industry by providing natural, bioactive chemical compounds that have health promoting, disease preventing or medicinal properties. Thermodynetics continues to seek acquisition and investment candidates.

Significant risk factors and economic considerations associated with heat transfer products include, but are not limited to, seasonality of purchasing and building cycles, the cost of energy, the reported housing slowdown, incentives provided by manufacturers, marketers and municipalities to encourage the use of more efficient equipment, interest rate changes that may stimulate or depress demand, the cost and availability of materials used in manufacturing processes, and regulatory directives relating to energy consumption, conservation and the environment.

FORWARD-LOOKING STATEMENTS

This report contains certain forward-looking statements regarding the Company, its business prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause the Company's actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that may affect such forward-looking statements include, without limitation: the Company's ability to successfully and timely develop and finance new projects, the impact of competition on the Company's subsidiary's revenues, changes in unit prices, and supply and demand for the Company's tubing product lines in the markets served.

When used, words such as "believes," "anticipates," "expects," "continue," "may," "plan," "predict," "should," "will," "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise. Readers are urged to carefully review and consider the various disclosures made by the Company in this report, news releases, and other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business.

Contact:
Robert A. Lerman
860-683-2005